Exhibit 99.1

Media Contact:	Investor Contact:
Jen Bernier-Santarini	Bill Slater
MIPS Technologies, Inc.	MIPS Technologies, Inc.
+1 408-530-5178	+1 408-530-5200
jenb@mips.com	ir@mips.com

MIPS Technologies Agrees to Sale of Patent Properties to AST and
Acquisition by Imagination Technologies

SUNNYVALE, Calif., November 5, 2012 — MIPS Technologies, Inc. (Nasdaq: MIPS), a leading provider of industry-standard processor architectures and cores for home entertainment, networking, mobile and embedded applications, today announced it has entered into separate definitive agreements with Bridge Crossing LLC (“Bridge Crossing”), an acquisition vehicle of Allied Security Trust (“AST”), and Imagination Technologies Group plc (LSE: IMG) (“Imagination”) with net proceeds of approximately $7.31 per share in cash to each holder of MIPS common stock. The total value of the transaction represents a 40% premium to the closing price on April 11, 2012, the day prior to the first public rumor of a potential sale of MIPS.

Bridge Crossing will acquire 498 of MIPS’ total 580 patent assets for gross proceeds of $350 million. MIPS will retain the remaining 82 patent properties that are directly relevant and key to the MIPS architecture, and will also be granted a royalty-free, perpetual license under all of the patent properties sold to Bridge Crossing. MIPS will also provide a restricted license to Bridge Crossing under the 82 retained patent properties. Subject to consummation of the Bridge Crossing transaction, Imagination will acquire the operating business of MIPS, the 82 aforementioned patent properties, and license rights to all of the remaining patent properties of MIPS for $60 million.

Both transactions are subject to customary closing conditions, including the approval of MIPS’ shareholders, who will vote separately on each of the transactions. Approval of the Bridge Crossing transaction is not subject to shareholder approval of the Imagination acquisition. The proceeds of the transactions, which are subject to a holdback of approximately $100 million to cover tax and other liabilities, will be distributed to MIPS shareholders on a pro-rata basis through a recapitalization of MIPS common stock.

“After a thorough review of a wide range of alternatives to enhance shareholder value, our Board of Directors concluded that the best alternative for the Company would be the sale of patent properties to a consortium formed by AST, and a sale of the Company to Imagination. Importantly, as part of Imagination, the MIPS architecture will continue to be supported, and protected by MIPS patents. This highly successful outcome builds upon the rich heritage of the MIPS processor architecture, while effectively monetizing the Company’s valuable patent portfolio,” said Sandeep Vij, CEO of MIPS.

Mr. Vij continued, “By combining the technologies and skills of MIPS and Imagination, a leading multimedia, communications and embedded processor technology company, we believe that we can together create a powerful, well-differentiated and highly influential alternative to existing CPUs in the market. The move is highly strategic and presents clear benefits to MIPS’ customers, employees, and partners.”

According to Hossein Yassaie, CEO, Imagination Technologies, “The MIPS architecture is widely respected, and is complementary to Imagination’s existing CPU capabilities. I believe that this proposed transaction will be welcomed by both companies’ customers, including our mutual partners, and by the electronics industry at large. Post deal closure, Imagination will continue to support and expand the MIPS architecture and ecosystem, with the combined effort aiming to create a new industry-leading force in CPU development and licensing.”

The sale of the MIPS patent properties has been unanimously approved by the Board of Directors of MIPS and by the CEO of Bridge Crossing, and is subject to customary closing conditions, including the approval of MIPS’ shareholders, voting separately from approval of the sale of the Company to Imagination, and not conditioned on the approval or consummation of that sale. The subsequent sale of the Company has been unanimously approved by the Boards of Directors of MIPS and Imagination, and is subject to customary closing conditions, including the separate approval of MIPS’ shareholders and consummation of the Bridge Crossing patent property sale. Neither transaction is subject to any financing condition. Bridge Crossing has deposited the full amount of the purchase price into an escrow account to fund the patent property sale transaction. MIPS anticipates that the transactions will close within Q1 CY2013.

J.P. Morgan is acting as exclusive financial advisor; Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor; and Ocean Tomo is acting as intellectual property advisor to MIPS. Fenwick & West LLP and Morrison & Foerster LLC are acting as legal advisors to AST. Jefferies is acting as exclusive financial advisor, and DLA Piper LLP is acting as legal advisor to Imagination.

To read Imagination’s press announcement about the proposed acquisition, issued separately today by Imagination, please visit http://www.imgtec.com/corporate/newsdetail.asp?NewsID=700.

About Allied Security Trust
AST (www.alliedsecuritytrust.com) is a Delaware Statutory Trust that identifies and analyzes high-technology patents being sold on the market, circulates those to its 26 member companies (each with annual revenues >US$0.5 billion), and combines funds of interested member companies to purchase patents. It then sells the patents subject to licenses granted to participating members and interested third parties, with proceeds returned to the members that funded the purchase. Since its inception in 2007 and prior to this transaction, AST has completed 38 acquisitions of patent rights, sold 31 patent portfolios, and granted 148 licenses.

About Imagination Technologies
Imagination Technologies Group plc (LSE:IMG) – a global leader in multimedia and communication technologies – creates and licenses market-leading multimedia IP cores for graphics, video, and display processing, multi-threaded embedded processing/DSP cores and multi-standard communications and connectivity processors. These silicon intellectual property (IP) solutions for systems-on-chip (SoC) are complemented by platform level IP and services, a strong array of software tools and drivers and extensive developer and middleware ecosystems. Target markets include mobile phone, handheld multimedia, home consumer entertainment, mobile and low-power computing, and in-car electronics. Its licensees include many of the leading semiconductor and consumer electronics companies. Imagination has corporate headquarters in the United Kingdom, with sales and R&D offices worldwide. See: www.imgtec.com.

About MIPS Technologies, Inc.
MIPS Technologies, Inc. (Nasdaq:MIPS) is a leading provider of industry-standard processor architectures and cores for home entertainment, networking, mobile and embedded applications. The MIPS architecture powers some of the world’s most popular products including over 700 million units in our most recent fiscal year. Our technology is broadly used in products such as digital televisions, set-top boxes, Blu-ray players, broadband customer premises equipment (CPE), WiFi access points and routers, networking infrastructure and portable/mobile communications and entertainment products. Founded in 1998, MIPS Technologies is headquartered in Sunnyvale, California, with offices worldwide. For more information, contact (408) 530-5000 or visit www.mips.com.

Cautions Regarding Forward-Looking Statements
All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of forward-looking statements include, but are not limited to, the expected date of closing of the transactions, the ability to complete the transactions considering the various closing conditions, the potential benefits of the transactions, any statements of plans, strategies, objectives and any statements of expectation or belief. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Important risk factors that may cause such a difference for MIPS in connection with the transactions include, but are not limited to the following: the possibility that the acquisition may not be completed, the possibility of litigation (including related to the proposed transaction), the parties’ ability to meet expectations regarding the timing and completion of the transactions, as well as other factors concerning MIPS (which may be applicable to the company following the transactions) discussed in “Risk Factors” under Item 1A. of MIPS’ Annual Report on Form 10-K for the most recently ended fiscal year and its other filings from time to time with the SEC, which are available at http://www.sec.gov. All forward-looking statements in this release are qualified in their entirety by this cautionary statement, and no person undertakes any obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional information about the Proposed Transactions and Where to Find It
In connection with the proposed transactions, MIPS intends to file a definitive proxy statement and other relevant materials with the SEC. Before making any voting decision with respect to the proposed transaction, stockholders of MIPS are urged to read the proxy statement and other relevant materials because these materials will contain important information about the proposed transactions. The proxy statement and other relevant materials, and any other documents to be filed by MIPS with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from MIPS’ website at www.mips.com or by contacting MIPS

Investor Relations at: ir@mips.com. Investors and security holders of MIPS are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transactions because they will contain important information about the transactions and the parties to the transactions.

MIPS and its executive officers, directors and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from MIPS’ stockholders in favor of the proposed transactions. A list of the names of MIPS’ executive officers and directors and a description of their respective interests in MIPS are set forth in the proxy statement for MIPS’ 2011 Annual Meeting of Stockholders, MIPS’ 2012 Annual Report on Form 10-K and Amendment No. 1 thereto, in any documents subsequently filed by its directors and executive officers under the Securities Exchange Act of 1934, as amended, and the proxy statement and other relevant materials filed with the SEC in connection with the transactions when they become available. Certain executive officers and directors of MIPS have interests in the proposed transactions that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transactions will be described in the proxy statement relating to the transactions when it becomes available.

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MIPS and MIPS-Based are trademarks or registered trademark of MIPS Technologies, Inc. in the United States and other countries. All other trademarks referred to herein are the property of their respective owners.